Exhibit 99 (b)

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

AND

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED BALANCE SHEETS

"Pro Forma on Sale of Dreshertown Shopping Plaza"

UNAUDITED

			10/31/03
		Pro Forma	Pro Forma
ASSETS	10/31/03	Adjustments	Results
Current Assets:
Cash and cash equivalents (all funds are interest bearing)	$178,315		$178,315
Accounts receivable and notes receivable	705,408	13,557	718,965
Inventories	295,828		295,828
Prepaid expenses and other current assets	822,537	(130,737)	691,800
Deferred operating costs	2,509,778		2,509,778
Total current assets	4,511,866	(117,180)	4,394,686
Cash held in escrow	309,308	8,043,887	8,353,195
Notes receivable noncurrent	353,238	0	353,238
Properties:
Land held for investment, principally unimproved (14,389
acres per land ledger)	1,791,594		1,791,594
Land and land development costs(5,124 acres per land ledger)	918,860		918,860
Land improvements, buildings and equipment	53,309,527	(5,566,382)	47,743,145
	56,019,981	(5,566,382)	50,453,599
Less accumulated depreciation and amortization	35,944,275	(3,139,015)	32,805,260
	20,075,706	(2,427,368)	17,648,338
Assets held for sale	2,710,292	0	2,710,292
	$27,960,410	$5,499,340	$33,459,750


BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

AND

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED BALANCE SHEETS (Continued)

"Pro Forma on Sale of Dreshertown Shopping Plaza"

UNAUDITED

			10/31/03
		Pro Forma	Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY	10/31/03	Adjustments	Results
Current Liabilities:
Notes payable - line of credit	$1,188,000		$1,188,000
Current installments of long-term debt and capital lease obligations	7,101,661	(6,193,000)	908,661
Accounts and other payables	979,509		979,509
Accrued claims	250,942		250,942
Deferred revenue	737,533		737,533
Accrued pension expense	733,710		733,710
Accrued liabilities	824,998	(279,132)	545,866
Deferred income taxes	832,000		832,000
Total current liabilities	12,648,353	(6,472,132)	6,176,221
Long-term debt and capital lease obligations, less current installments	3,889,095		3,889,095
Deferred income non-current	515,631		515,631
Other non-current liabilities	12,572		12,572
Deferred income taxes	1,371,000	5,366,774	6,737,774
Commitments and contingencies
Combined shareholders' equity:
Capital stock, without par value, stated value $.30 per
combined share, Blue Ridge and Big Boulder each
authorized 3,000,000 shares, each issued 2,198,148 shares	659,444		659,444
Capital in excess of stated value	1,461,748		1,461,748
Compensation recognized under employee stock plans	200,900		200,900
Earnings retained in the business	9,287,074	6,604,698	15,891,772
	11,609,166	6,604,698	18,213,864

Less cost of 282,018 shares of capital stock in treasury as of October 31, 2003.	2,085,407		2,085,407
	9,523,759	6,604,698	16,128,457
	$27,960,410	$5,499,340	$33,459,750


BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

AND

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS AND EARNINGS RETAINED IN THE BUSINESS

"Pro Forma on Sale of Dreshertown Shopping Plaza"

UNAUDITED

				10/31/03
		Pro Forma		Pro Forma
	10/31/03	Adjustments		Results
Revenues:
Ski operations	$10,269,984			$10,269,984
Real estate management	3,129,394			3,129,394
Summer recreation operations	1,876,724			1,876,724
Land resource management	2,620,907			2,620,907
Rental income	1,964,609	(1,696,222)	A	268,387
	19,861,618	(1,696,222)		18,165,396
Costs and expenses:
Ski operations	10,669,427			10,669,427
Real estate management	2,750,152			2,750,152
Summer recreation operations	1,738,786			1,738,786
Land resource management	585,137			585,137
Rental income	3,256,216	(2,921,277)	B	334,939
General and administration	1,055,746			1,055,746
	20,055,464	(2,921,277)		17,134,187
(Loss) income from operations	(193,846)	1,225,055		1,031,209

Other income (expense):
Interest and other income	22,475	12,026,867	C	12,049,342
Interest expense	(424,766)	165,012	D	(259,754)
	(402,291)	12,191,879		11,789,588

(Loss) income before income taxes	(596,137)	13,416,934		12,820,797

Provision (credit) for income taxes:
Current	(14,000)			(14,000)
Deferred	297,000	5,366,774	E	5,663,774
	283,000	5,366,774		5,649,774

Net (loss) income	(879,137)	8,050,160		7,171,023

Earnings retained in business
Beginning of year	10,166,211			10,166,211
End of year	$9,287,074			$17,337,234

Basic (loss) earnings per weighted average combined share based on 1,916,130 shares outstanding:	($0.45)			$3.75
Diluted (loss) earnings per weighted average Combined share based on 1,935,244 shares outstanding:	($0.45)			$3.71

Notes to unaudited Pro forma combined statement of operations and Earnings retained in the business:

(A) Entry represents reduction in revenue assuming Dreshertown sale occurred November 1, 2002.

(B) Entry represents reduction in expenses and expenses related to the sale assuming the transaction occurred November 1, 2002.

(C) Entry represents pretax gain on the sale of the asset.

(D) Entry represents the reduction in interest expense assuming the sale occurred November 1, 2002.

(E) Entry represents the deferred tax provision calculated at the effective income tax rate of 40%.


BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

AND

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED BALANCE SHEETS

"Pro Forma on Sale of Dreshertown Shopping Plaza"

UNAUDITED

			1/31/04
		Pro Forma	Pro Forma
ASSETS	1/31/04	Adjustments	Results
Current Assets:
Cash and cash equivalents (all funds are interest bearing)	$274,487		$274,487
Accounts receivable and notes receivable	746,630	13,557	760,187
Inventories	259,869		259,869
Prepaid expenses and other current assets	874,581	(130,737)	743,844
Deferred operating costs	1,329,799		1,329,799
Total current assets	3,485,366	(117,180)	3,368,186
Cash held in escrow	526,039	8,043,887	8,569,926
Notes receivable noncurrent	403,606	0	403,606
Properties:
Land held for investment, principally unimproved (14,389
acres per land ledger)	1,966,306		1,966,306
Land and land development costs(5,124 acres per land ledger)	1,330,733		1,330,733
Land improvements, buildings and equipment	53,938,803	(5,566,382)	48,372,421
	57,235,842	(5,566,382)	51,669,460
Less accumulated depreciation and amortization	36,296,177	(3,139,015)	33,157,162
	20,939,665	(2,427,368)	18,512,297
Assets held for sale	2,710,292	0	2,710,292
	$28,064,968	$5,499,340	$33,564,308


BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

AND

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED BALANCE SHEETS (Continued)

"Pro Forma on Sale of Dreshertown Shopping Plaza"

UNAUDITED

			1/31/04
		Pro Forma	Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY	1/31/04	Adjustments	Results
Current Liabilities:
Notes payable - line of credit	$786,000		$786,000
Current installments of long-term debt and capital lease obligations	7,099,819	(6,193,000)	906,819
Accounts and other payables	1,038,525		1,038,525
Accrued claims	226,942		226,942
Deferred revenue	699,205		699,205
Accrued pension expense	795,705		795,705
Accrued liabilities	1,022,223	(279,132)	743,091
Deferred income taxes	917,000		917,000
Total current liabilities	12,585,419	(6,472,132)	6,113,287
Long-term debt and capital lease obligations, less current installments	3,925,373		3,925,373
Deferred income non-current	515,631		515,631
Other non-current liabilities	16,770		16,770
Deferred income taxes	1,371,000	4,715,499	6,086,499
Commitments and contingencies
Combined shareholders' equity:
Capital stock, without par value, stated value $.30 per
combined share, Blue Ridge and Big Boulder each
authorized 3,000,000 shares, each issued 2,198,148 shares	659,444		659,444
Capital in excess of stated value	1,461,748		1,461,748
Compensation recognized under employee stock plans	200,900		200,900
Earnings retained in the business	9,414,090	7,255,973	16,670,063
	11,736,182	7,255,973	18,992,155

Less cost of 282,018 shares of capital stock in treasury as of January 31, 2004.	2,085,407		2,085,407
	9,650,775	7,255,973	16,906,748
	$28,064,968	$5,499,340	$33,564,308


BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

AND

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS AND EARNINGS RETAINED IN THE BUSINESS

"Pro Forma on Sale of Dreshertown Shopping Plaza"

UNAUDITED

				1/31/04
		Pro Forma		Pro Forma
	1/31/04	Adjustments		Results
Revenues:
Ski operations	4,907,632			4,907,632
Real estate management	884,228			884,228
Summer recreation operations	104,752			104,752
Land resource management	667,876			667,876
Rental income	493,403	(460,527)	A	32,876
	7,057,891	(460,527)		6,597,364
Costs and expenses:
Ski operations	5,105,414			5,105,414
Real estate management	814,088			814,088
Summer recreation operations	181,897			181,897
Land resource management	116,302			116,302
Rental income	264,359	(172,678)	B	91,681
General and administration	207,811			207,811
	6,689,791	(172,678)		6,517,113
(Loss) income from operations	368,100	(287,849)		80,251

Other income (expense):
Interest and other income	1,624	12,026,867	C	12,028,491
Interest expense	(157,708)	49,728	D	(107,980)
	(156,084)	12,076,595		11,920,511

(Loss) income before income taxes	212,016	11,788,747		12,000,763

Provision (credit) for income taxes:
Current	85,000			85,000
Deferred		4,715,499	E	4,715,499
	85,000	4,715,499		4,800,499

Net (loss) income	127,016	7,073,248		7,200,264

Earnings retained in business
Beginning of year	9,287,074			9,287,074
End of year	$9,414,090			$16,487,338

Basic (loss) earnings per weighted average combined share based on 1,916,130 shares outstanding:	$0.07			$3.76
Diluted (loss) earnings per weighted average Combined share based on 1,941,656 shares outstanding:	$0.07			$3.71

Notes to unaudited Pro forma combined statement of operations and Earnings retained in the business:

(A) Entry represents reduction in revenue assuming Dreshertown sale occurred November 1, 2003.

(B) Entry represents reduction in expenses and expenses related to the sale assuming the transaction occurred November 1, 2003.

(C) Entry represents pretax gain on the sale of the asset.

(D) Entry represents the reduction in interest expense assuming the sale occurred November 1, 2003.

(E) Entry represents the deferred tax provision calculated at the effective income tax rate of 40%.
